Exhibit 99.2

First Quarter 2003 Earnings Review April 22, 2003

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results as a consequence of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which Tower Automotive operates, and other risks detailed from time to time in the company's Securities and Exchange Commission filings. These slides should be reviewed in conjunction with the Company's press release issued April 22, 2003, which includes additional discussion of the Company's earnings results.

Key Discussion Points Operating Results And New Guidance Explorer Frame Performance Strong Ford Relationship Liquidity Maintained Launches On Target

New Launches

	Ford	NISSAN		VOLVO
Model	Freestyle/ FiveHundred	Titan Pick-up & Pathfinder Armada	Cadillac SRX	P1 Models (S40/V40)
Location	Chicago, IL Mfg Campus	Canton, MS Mfg Campus	Lansing, MI Near GM Plant	Gent, Belgium Mfg Campus
Product	Body Structures	Frame	Suspension Modules	Body Structures
Factors	Build-to-print, high profile	Design influence, new location	Fills capacity on existing line	Volvo influence, build-to-print
Launch	2004 Q3	2003 Q3	2003 Q4	2003 Q4






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TOWER AUTOMOTIVE

Operating Performance - 1st qtr ($MM) 1Q 2003 1Q 2002

Operating Performance - cont'd ($MM, except per share amounts) * Net income and EPS are adjusted for restructuring and asset impairment and other items as defined in the press release; also, prior year amortization amounts were reclassified to conform to current year presentation 1Q 2003 1Q 2002

First Quarter 2003 EPS Bridge

Working Capital ($ in millions) 3/31/2003 12/31/2002 3/31/2002

Net Income (Adjusted) Depreciation and Amortization Equity in JV Earnings / Other Working Capital / Other Cash From Operations Capital Expenditures Cash Flow Dividends Received/Earn-out Payments Stock Issuances Change in cash and debt Cash Flow ($MM) 3/31/2003 $ 11.6 39.1 7.9 (57.4) 1.2 (41.2) (40.0) 3.2 0.3 $(36.5) 3/31/2002 $ 12.0 32.4 (0.8) (72.7) (29.1) (13.2) (42.3) (38.0) 1.3 $(79.0)

Liquidity ($ in millions) 3/31/2003 12/31/2002

Capitalization ($ in millions) 3/31/2003 12/31/2002 3/31/2002

EPS Bridge - Outlook

Outlook Revenues EPS Top Line Growth 2003 Capex 2004 Capex 2005 Capex ~$2.8Bn $0.45 - $0.55 12% - 15% $200MM $180MM $140MM 2003 2003 - 2005 2nd Qtr Full Year $700 - $720MM $0.15 - $0.20